Exhibit 99.1

POMEROY IT SOLUTIONS
ANNOUNCES ADOPTION OF RULE 10b5-1 PLAN

Hebron, KY – December 8, 2008 – Pomeroy IT Solutions, Inc. (NASDAQ:PMRY) a technology and services solution provider, today announced that it adopted a written trading plan under Rule 10b5-1 of the Securities and Exchange Commission to facilitate repurchases under its previously announced $10 million share repurchase program.  The Company’s 10b5-1 Plan provides for share repurchases to commence on December 9, 2008, and continue until the earlier of November 14, 2009 or such time as the entire $10 million  that the Company’s Board of Directors’ authorized for the stock repurchase program has been fully utilized.  The 10b5-1 Plan allows the Company to repurchase shares of its stock at times when it would ordinarily not be in the market because of the Company’s trading policies or the possession of material non-public information.  The timing and extent of the repurchases will depend on market conditions and will remain subject to a variety of factors including price, corporate and regulatory requirements, credit facility limitations, and other market conditions.  The Company may terminate the 10b5-1 Plan at any time.

About Pomeroy IT Solutions, Inc.
Pomeroy IT Solutions, Inc. is a leading provider of IT infrastructure solutions focused on enterprise, network and end-user technologies.  Leveraging its core competencies in IT Outsourcing and Professional Services, Pomeroy delivers consulting, deployment, operational, staffing and product sourcing solutions through the disciplines of Six-Sigma, program and project management, and industry best practices.  Pomeroy's consultative approach and adaptive methodology enables Fortune 2000 corporations, government entities, and mid-market clients to realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs, and improve profitability.  For more information, go to www.pomeroy.com.

Forward-Looking Statements
Certain of the statements in the preceding paragraphs regarding financial results constitute forward-looking statements.  These statements are related to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements.   These risks and other factors you should specifically consider include but are not limited to:  successful completion of share repurchase authorizations; changes in customer demands or industry standards; existing market and competitive conditions, including the overall demand for IT products and services; the nature and volume of products and services anticipated to be delivered; the mix of the products and services businesses; the type of services delivered; the ability to successfully attract and retain customers and to sell additional products and service to existing customers; the ability to timely bill and collect receivables; the ability to maintain a broad customer base to avoid dependence on any single customer; the need to successfully attract and retain outside consulting services; the ability to identify and successfully integrate new acquisitions by the Company; terms of vendor agreements and certification programs and the assumptions regarding the ability to perform there under; the ability to implement the Company’s best practices strategies; the ability to manage risks associated with customer projects; adverse or uncertain economic conditions; loss of key personnel; litigation; and the ability to attract and retain technical and other highly skilled personnel.  In some cases, you can identify forward-looking statements by such terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or negative of such terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.

Contact:
Craig Propst, CFO, Senior Vice President & Treasurer
(859) 586-0600 x1838
cpropst@pomeroy.com